UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

 Internet Patents Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

101 Parkshore Dr., Suite 100
Folsom, California 95630
(Address of principal executive offices including zip code)

(916) 932-2860
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Internet Patents Corporation (“IPC”) approved compensation plans for Hussein A. Enan, Chief Executive Officer; Steven J. Yasuda, Chief Financial Officer and Chief Accounting Officer; and L. Eric Loewe, General Counsel and Secretary for fiscal year 2015. The compensation plan for each executive consists of base salary and stock options as described below:

Name	Salary[1]	Stock Options[2]
Hussein A. Enan	$300,000	75,000[3]
Steven J. Yasuda	$175,000	40,000[4]
L. Eric Loewe	$240,000	100,000[5]

[1]	Mr. Enan’s salary is unchanged from 2014. Mr. Yasuda’s salary is retroactive to January 1, 2015; Mr. Loewe’s salary is retroactive to May 8, 2015.

[2]	All options expire on June 11, 2020 and have an exercise price of $2.76 per share.

[3]

12,500 vest on June 11, 2016; 25,000 vest in equal monthly installments from June 11, 2016 to June 11, 2018; 37,500 vest over three years in three equal installments based on achieving annual performance criteria.

[4]

20,000 vest immediately; 3,334 vest on June11, 2016; 6,666 vest in equal monthly installments from June 11, 2016 to June 11, 2018; 10,000 vest over three years in three equal installments based on achieving annual performance criteria.

[5]

50,000 vest immediately; 8,334 vest on June 11, 2016; 16,666 vest in equal monthly installments from June 11, 2016 to June 11, 2018; 25,000 vest over three years in three equal installments based on achieving annual performance criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET PATENTS CORPORATION

Date: June 16, 2015	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary